Exhibit 99

News Release

Contact:	Randy Belote (Media)
703-280-2720
randy.belote@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports Third Quarter 2012 Financial Results

•	EPS from Continuing Operations of $1.82

•	Guidance for 2012 EPS from Continuing Operations Increased to $7.35 to $7.40

•	Cash Provided by Operations of $812 Million and Free Cash Flow of $748 Million

•	Guidance Increased for 2012 Cash Provided by Operations and Free Cash Flow

•	Sales Total $6.3 Billion

•	4.4 Million Shares Repurchased

FALLS CHURCH, Va. – Oct. 24, 2012 – Northrop Grumman Corporation (NYSE: NOC) reported third quarter 2012 earnings from continuing operations of $459 million, or $1.82 per diluted share, compared with $520 million, or $1.86 per diluted share, in the third quarter of 2011. The change in earnings and earnings per share is largely due to a $66 million decrease in net pension income in the 2012 third quarter. On a pension-adjusted basis, earnings per diluted share from continuing operations increased 6 percent to $1.73 from $1.63. During the third quarter the company repurchased 4.4 million shares of its common stock for approximately $290 million. Year to date through Sept. 30, 2012, the company has repurchased 13.6 million shares of its common stock, and $2.0 billion remains on its current share repurchase authorization.
“Our focus on performance, effective cash deployment, and portfolio alignment continues to create value for our shareholders, customers and employees. We are working closely with our customers to bring innovative, affordable solutions to support their needs in today's fiscally constrained environment,” said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2012 Financial Results	2

Table 1 — Financial Highlights

	Third Quarter		Nine Months
$ in millions, except per share amounts	2012	2011	2012	2011
Sales	$6,270	$6,612	$18,742	$19,906
Segment operating income[1]	730	777	2,301	2,282
Segment operating margin rate[1]	11.6%	11.8%	12.3%	11.5%
Operating income	736	825	2,306	2,477
Operating margin rate	11.7%	12.5%	12.3%	12.4%
Earnings from continuing operations	459	520	1,445	1,536
Diluted EPS from continuing operations	1.82	1.86	5.67	5.34
Net earnings	459	520	1,445	1,570
Diluted EPS	1.82	1.86	5.67	5.45
Cash provided by continuing operations	812	948	1,583	1,026
Free cash flow provided by continuing operations[1]	748	839	1,387	700

Pension-adjusted Operating Highlights
Operating income	736	825	2,306	2,477
Net FAS/CAS pension adjustment[1]	(34)	(100)	(101)	(302)
Pension-adjusted operating income[1]	$702	$725	$2,205	$2,175
Pension-adjusted operating margin rate[1]	11.2%	11.0%	11.8%	10.9%

Pension-adjusted Per Share Data
Diluted EPS from continuing operations	$1.82	$1.86	$5.67	$5.34
After-tax net pension adjustment per share[1]	(0.09)	(0.23)	(0.26)	(0.68)
Pension-adjusted diluted EPS from continuing operations[1]	$1.73	$1.63	$5.41	$4.66
Weighted average shares outstanding — Basic	247.2	274.9	250.4	283.1
Dilutive effect of stock options and stock awards	4.9	4.4	4.6	4.8
Weighted average shares outstanding — Diluted	252.1	279.3	255.0	287.9

[1]	Non-GAAP metric — see definitions at the end of this press release.

Third quarter 2012 operating income decreased $89 million, or 11 percent, and operating margin rate was 11.7 percent compared with 12.5 percent in the prior year period. The change in both operating income and operating margin rate is principally due to a $66 million decrease in net FAS/CAS pension adjustment in the 2012 third quarter. On a pension-adjusted basis, operating income was $702 million, and pension-adjusted operating margin rate expanded 20 basis points to 11.2 percent from 11.0 percent.
Third quarter 2012 net earnings totaled $459 million, or $1.82 per diluted share, compared with $520 million, or $1.86 per diluted share, in the third quarter of 2011. Third quarter 2012 diluted earnings per share are based on 252.1 million weighted average shares outstanding compared with 279.3 million shares in the third quarter of 2011, a 10 percent decrease.
As of Sept. 30, 2012, total backlog was $41.0 billion compared with total backlog of $39.5 billion on Dec. 31, 2011. Total backlog as of Sept. 30, 2012, includes new business awards of $20.2 billion.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2012 Financial Results	3

Table 2 — Cash Flow Highlights

	Third Quarter			Nine Months
$ millions	2012	2011	Change	2012	2011	Change
Cash provided by continuing operations before discretionary pension contributions[1]	$1,033	$903	130	$1,804	$1,393	411
After-tax discretionary pension pre-funding impact	(221)	45	(266)	(221)	(367)	146
Cash provided by continuing operations	$812	$948	(136)	$1,583	$1,026	557
Less:
Capital expenditures	(64)	(109)	45	(196)	(326)	130
Free cash flow provided by continuing operations[1]	$748	$839	(91)	$1,387	$700	687
After-tax discretionary pension pre-funding impact	221	(45)	266	221	367	(146)
Free cash flow provided by continuing operations before discretionary pension contributions[1]	$969	$794	175	$1,608	$1,067	541

[1]	Non-GAAP metric — see definitions at the end of this press release.
Cash provided by continuing operations through Sept. 30, 2012, increased to $1.6 billion from $1.0 billion in the prior year, due to lower discretionary pension funding and working capital requirements than in the prior year period. In the third quarter of 2012 the company made a $300 million discretionary contribution to its pension plans that impacted cash flows through Sept. 30, 2012, by $221 million on an after-tax basis, compared with a discretionary contribution of $500 million in 2011 that impacted cash flows by $367 million on an after-tax basis. Free cash flow from continuing operations through Sept. 30, 2012, totaled $1.4 billion compared with $700 million in the prior year due to the cash trends mentioned above and lower capital spending than in the prior year period.
Before the impact of discretionary pension plan contributions, cash provided by continuing operations totaled $1.0 billion for the 2012 third quarter and $1.8 billion for the nine months ended Sept. 30, 2012, and free cash flow totaled $969 million for the 2012 third quarter and $1.6 billion for the nine months ended Sept. 30, 2012.

Changes in cash and cash equivalents described in Schedule 3 of this press release include the following items for cash from operations, investing and financing through Sept. 30, 2012:

Operations

•	$1.6 billion provided by continuing operations

Investing

•	$196 million for capital expenditures

Financing

•	$846 million for repurchases of common stock

•	$401 million for dividends

•	$153 million from exercises of stock options

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2012 Financial Results	4

2012 Guidance Updated

$ in millions, except per share amounts	Prior			Current

Sales	24,700	-	25,400	~25,000

Segment operating margin %[1]	High 11%			~12%

Operating margin %	Mid 11%			High 11%

Diluted EPS from continuing operations	7.05	-	7.25	7.35	-	7.40

Cash provided by operations before discretionary pension contributions	2,300	-	2,600	2,500	-	2,800

Free cash flow before discretionary pension contributions[1]	1,800	-	2,100	2,100	-	2,400

[1] Non-GAAP metric - see definitions at the end of this press release.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2012 Financial Results	5

Table 3 — Business Results
Consolidated Sales & Segment Operating Income1

	Third Quarter			Nine Months
$ millions	2012	2011	Change	2012	2011	Change
Sales
Aerospace Systems	$2,586	$2,455	5%	$7,373	$7,521	(2%)
Electronic Systems	1,707	1,905	(10%)	5,175	5,504	(6%)
Information Systems	1,776	1,955	(9%)	5,476	6,011	(9%)
Technical Services	748	796	(6%)	2,281	2,403	(5%)
Intersegment eliminations	(547)	(499)		(1,563)	(1,533)
	6,270	6,612	(5%)	18,742	19,906	(6%)
Segment operating income[1]
Aerospace Systems	288	295	(2%)	859	902	(5%)
Electronic Systems	279	293	(5%)	859	814	6%
Information Systems	170	187	(9%)	577	570	1%
Technical Services	62	63	(2%)	206	193	7%
Intersegment eliminations	(69)	(61)		(200)	(197)
Segment operating income[1]	730	777	(6%)	2,301	2,282	1%
Segment operating margin rate[1]	11.6%	11.8%	(20) bps	12.3%	11.5%	80 bps
Reconciliation to operating income
Unallocated corporate expenses	(27)	(48)	44%	(89)	(96)	7%
Net FAS/CAS pension adjustment[1]	34	100	(66%)	101	302	(67%)
Reversal of royalty income included above	(1)	(4)	75%	(7)	(11)	36%
Operating income	736	825	(11%)	2,306	2,477	(7%)
Operating margin rate	11.7%	12.5%	(80) bps	12.3%	12.4%	(10) bps
Interest expense	(53)	(57)	7%	(158)	(168)	6%
Other, net	12	(13)	192%	30	(8)	475%
Earnings from continuing operations before income taxes	695	755		2,178	2,301
Federal and foreign income tax expense	(236)	(235)	—	(733)	(765)	4%
Earnings from continuing operations	459	520	(12%)	1,445	1,536	(6%)
Earnings from discontinued operations	—	—		—	34
Net earnings	$459	$520	(12%)	$1,445	$1,570	(8%)

[1]	Non-GAAP metric — see definitions at the end of this press release.
Federal and foreign income tax expense totaled $236 million in the third quarter of 2012 compared with $235 million in the prior year period. The third quarter 2012 effective tax rate was 34 percent compared with 31.1 percent for the prior year period. In the third quarter of 2011 the company recognized net tax benefits of $14 million related to adjustments to prior year tax returns.
Effective Jan. 1, 2012, the company transferred its missile business, principally the Intercontinental Ballistic Missile (ICBM) program, previously reported in Aerospace Systems to Technical Services. Schedule 6 presents the previously reported and recast results following the realignment.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2012 Financial Results	6

Aerospace Systems

	Third Quarter			Nine Months
$ millions	2012	2011	Change	2012	2011	Change
Sales	$2,586	$2,455	5.3%	$7,373	$7,521	(2.0%)
Operating income	288	295	(2.4%)	859	902	(4.8%)
Operating margin rate	11.1%	12.0%		11.7%	12.0%
Aerospace Systems third quarter 2012 sales increased 5 percent due to higher volume for unmanned systems, including NATO AGS and Fire Scout, and military aircraft programs, principally the F-35. Higher volume for these areas was partially offset by lower volume for restricted programs and the termination of a weather satellite program in space systems.
Aerospace Systems third quarter 2012 operating income declined 2 percent and operating margin rate declined to 11.1 percent from 12 percent. The change in operating income and margin rate is principally due to the F/A-18 program's transition from the multiyear 2 contract to the lower margin multiyear 3 contract.
Electronic Systems

	Third Quarter			Nine Months
$ millions	2012	2011	Change	2012	2011	Change
Sales	$1,707	$1,905	(10.4%)	$5,175	$5,504	(6.0%)
Operating income	279	293	(4.8%)	859	814	5.5%
Operating margin rate	16.3%	15.4%		16.6%	14.8%
Electronic Systems third quarter 2012 sales declined 10 percent, which reflects lower volume for combat avionics and postal automation programs, including the de-emphasis of the company's domestic postal automation business. Volume for infrared countermeasures and laser systems programs also declined due to force reductions in overseas contingency operations. Declines in these programs were partially offset by higher volume for space systems programs.
Electronic Systems third quarter 2012 operating income declined 5 percent, and operating margin rate increased 90 basis points to 16.3 percent. Lower operating income is due to lower volume and higher margin rate reflects improved program performance. Third quarter 2011 operating income included a provision for a dispute on a domestic postal automation program.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2012 Financial Results	7

Information Systems

	Third Quarter			Nine Months
$ millions	2012	2011	Change	2012	2011	Change
Sales	$1,776	$1,955	(9.2%)	$5,476	$6,011	(8.9%)
Operating income	170	187	(9.1%)	577	570	1.2%
Operating margin rate	9.6%	9.6%		10.5%	9.5%
Information Systems third quarter 2012 sales declined 9 percent due to lower volume for defense and intelligence systems programs. Lower volume for defense systems primarily reflects the termination of the Joint Tactical Radio System Airborne, Maritime and Fixed (JTRS AMF) program, as well as lower volume across several other programs. Lower intelligence systems sales are primarily due to lower volume for several restricted programs.
Information Systems third quarter 2012 operating income decreased 9 percent, consistent with the decline in volume, and operating margin rate of 9.6 percent was consistent with the prior year period.

Technical Services

	Third Quarter			Nine Months
$ millions	2012	2011	Change	2012	2011	Change
Sales	$748	$796	(6.0%)	$2,281	$2,403	(5.1%)
Operating income	62	63	(1.6%)	206	193	6.7%
Operating margin rate	8.3%	7.9%		9.0%	8.0%
Technical Services third quarter 2012 sales decreased 6 percent due to lower volume for logistics and modernization programs, principally the KC-10 program, as well as portfolio shaping actions for defense and government services programs.
Technical Services third quarter 2012 operating income decreased 2 percent, and operating margin rate increased to 8.3 percent from 7.9 percent.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2012 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 11:30 a.m. Eastern time on Oct. 24, 2012. A live audio broadcast of the conference call along with a supplemental presentation will be available on the investor relations page of the company’s website at www.northropgrumman.com.

Northrop Grumman is a leading global security company providing innovative systems, products and solutions in unmanned systems, cybersecurity, C4ISR, and logistics and modernization to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.

This release and the attachments contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” ”anticipate,” “trends,” “guidance,” and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, financial guidance regarding future sales, segment operating income, pension expense, employer contributions under pension plans and medical and life benefits plans, cash flow and earnings. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Actual results may differ materially from those expressed or implied in these forward-looking statements due to factors such as: the effect of economic conditions in the United States and globally; changes in government and customer priorities and requirements (including, government budgetary constraints, shifts or reductions in defense spending, changes in import and export policies, and changes in customer short-range and long-range plans); access to capital; future sales and cash flows; the timing of cash receipts; effective tax rates and timing and amounts of tax payments; returns on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; retiree medical expense; the outcome of litigation, claims, audits, appeals, bid protests and investigations; the adequacy of our insurance coverage and recoveries (including earthquake-related coverage); the costs of environmental remediation; our ability to attract and retain qualified personnel; the costs of capital investments; changes in organizational structure and reporting segments; risks associated with acquisitions, dispositions, spin-off transactions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; the effects of legislation, rulemaking, and changes in accounting, tax or defense procurement rules or regulations; the acquisition or termination of contracts; technical, operational or quality setbacks in contract performance; our ability to protect intellectual property rights; risks associated with our nuclear operations; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; contractual performance relief and the application of cost sharing terms; allowability and allocability of costs under U.S. Government contracts; progress and acceptance of new products and technology; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, information technology attacks, natural disasters and other disruptions not under our control; and other risk factors disclosed in our filings with the Securities and Exchange Commission.

You should not put undue reliance on any forward-looking statements in this release. These forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statements after we distribute this release. This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2012	2011	2012	2011
Sales
Product	$3,487	$3,780	$10,227	$11,352
Service	2,783	2,832	8,515	8,554
Total sales	6,270	6,612	18,742	19,906
Operating costs and expenses
Product	2,629	2,846	7,760	8,709
Service	2,333	2,352	6,963	7,007
General and administrative expenses	572	589	1,713	1,713
Operating income	736	825	2,306	2,477
Other (expense) income
Interest expense	(53)	(57)	(158)	(168)
Other, net	12	(13)	30	(8)
Earnings from continuing operations before income taxes	695	755	2,178	2,301
Federal and foreign income tax expense	236	235	733	765
Earnings from continuing operations	459	520	1,445	1,536
Earnings from discontinued operations, net of tax	—	—	—	34
Net earnings	$ 459	$ 520	$ 1,445	$ 1,570

Basic earnings per share
Continuing operations	$ 1.86	$ 1.89	$ 5.77	$ 5.43
Discontinued operations	—	—	—	0.12
Basic earnings per share	$ 1.86	$ 1.89	$ 5.77	$ 5.55
Weighted-average common shares outstanding, in millions	247.2	274.9	250.4	283.1

Diluted earnings per share
Continuing operations	$ 1.82	$ 1.86	$ 5.67	$ 5.34
Discontinued operations	—	—	—	0.11
Diluted earnings per share	$ 1.82	$ 1.86	$ 5.67	$ 5.45
Weighted-average diluted shares outstanding, in millions	252.1	279.3	255.0	287.9

Net earnings (from above)	$ 459	$ 520	$ 1,445	$ 1,570
Other comprehensive income
Change in cumulative translation adjustment	12	(25)	3	2
Change in unrealized gain on marketable securities and cash flow hedges, net of tax	(1)	—	(1)	(2)
Change in unamortized benefit plan costs, net of tax	50	22	154	57
Other comprehensive income, net of tax	61	(3)	156	57
Comprehensive income	$ 520	$ 517	$1,601	$ 1,627

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	September 30,	December 31,
$ in millions	2012	2011
Assets
Cash and cash equivalents	$ 3,525	$ 3,002
Accounts receivable, net of progress payments	2,973	2,964
Inventoried costs, net of progress payments	627	873
Deferred tax assets	560	496
Prepaid expenses and other current assets	217	411
Total current assets	7,902	7,746
Property, plant and equipment, net of accumulated depreciation of $4,164 in 2012 and $3,933 in 2011	2,895	3,047
Goodwill	12,373	12,374
Non-current deferred tax assets	680	900
Other non-current assets	1,412	1,344
Total assets	$25,262	$25,411

Liabilities
Trade accounts payable	$ 1,194	$ 1,481
Accrued employee compensation	1,036	1,196
Advance payments and billings in excess of costs incurred	1,838	1,777
Other current liabilities	1,622	1,681
Total current liabilities	5,690	6,135
Long-term debt, net of current portion	3,931	3,935
Pension and post-retirement benefit plan liabilities	3,754	4,079
Other non-current liabilities	940	926
Total liabilities	14,315	15,075

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2012—245,691,965; 2011—253,889,622	246	254
Paid-in capital	3,296	3,873
Retained earnings	10,739	9,699
Accumulated other comprehensive loss	(3,334)	(3,490)
Total shareholders’ equity	10,947	10,336
Total liabilities and shareholders’ equity	$25,262	$25,411

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2012	2011
Operating activities
Sources of cash—continuing operations
Cash received from customers
Collections on billings	$ 15,632	$ 16,527
Progress payments	3,233	3,119
Other cash receipts	67	103
Total sources of cash—continuing operations	18,932	19,749
Uses of cash—continuing operations
Cash paid to suppliers and employees	(16,015)	(17,131)
Pension contributions	(349)	(572)
Interest paid, net of interest received	(177)	(205)
Income taxes paid, net of refunds received	(760)	(791)
Excess tax benefits from stock-based compensation	(41)	(24)
Other cash payments	(7)	—
Total uses of cash—continuing operations	(17,349)	(18,723)
Cash provided by continuing operations	1,583	1,026
Cash used in discontinued operations	—	(232)
Net cash provided by operating activities	1,583	794
Investing activities
Continuing operations
Maturities of short-term investments	250	—
Capital expenditures	(196)	(326)
Contribution received from the spin-off of shipbuilding business	—	1,429
Other investing activities, net	7	49
Cash provided by investing activities from continuing operations	61	1,152
Cash used in investing activities from discontinued operations	—	(63)
Net cash provided by investing activities	61	1,089
Financing activities
Common stock repurchases	(846)	(1,598)
Cash dividends paid	(401)	(414)
Proceeds from exercises of stock options	153	97
Excess tax benefits from stock-based compensation	41	24
Payments of long-term debt	—	(750)
Other financing activities, net	(68)	3
Net cash used in financing activities	(1,121)	(2,638)
Increase (decrease) in cash and cash equivalents	523	(755)
Cash and cash equivalents, beginning of year	3,002	3,701
Cash and cash equivalents, end of period	$ 3,525	$ 2,946

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2012	2011
Reconciliation of net earnings to net cash provided by operating activities
Net earnings	$1,445	$1,570
Net earnings from discontinued operations	—	(34)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	325	334
Amortization	46	53
Stock-based compensation	111	97
Excess tax benefits from stock-based compensation	(41)	(24)
(Increase) decrease in assets:
Accounts receivable, net	(27)	(20)
Inventoried costs, net	224	22
Prepaid expenses and other assets	(90)	11
Increase (decrease) in liabilities:
Accounts payable and accruals	(370)	(848)
Deferred income taxes	47	205
Income taxes payable	32	4
Retiree benefits	(99)	(416)
Other, net	(20)	72
Cash provided by continuing operations	1,583	1,026
Cash used in discontinued operations	—	(232)
Net cash provided by operating activities	$1,583	$794

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

	September 30, 2012			December 31, 2011
$ in millions	Funded[1]	Unfunded[2]	Total Backlog	Total Backlog[3]
Aerospace Systems	$11,040	$ 8,901	$19,941	$18,638
Electronic Systems	7,675	1,455	9,130	9,123
Information Systems	4,385	4,433	8,818	8,563
Technical Services	2,536	584	3,120	3,191
Total backlog	$25,636	$15,373	$41,009	$39,515

[1]	Funded backlog represents firm orders for which funding is contractually obligated by the customer.

[2]
Unfunded backlog represents firm orders for which, as of the reporting date, funding is not contractually obligated by the customer. Unfunded backlog excludes unexercised contract options and unfunded indefinite delivery, indefinite quantity (ID/IQ) orders.

[3]
Effective January 1, 2012, the company transferred its missile business (principally the ICBM program), previously reported in Aerospace Systems to Technical Services. As a result of this realignment, $599 million of backlog was transferred from Aerospace Systems to Technical Services. Total backlog as of December 31, 2011, reflects this transfer.

New Awards — The estimated value of contract awards included in backlog during the three months and nine months ended September 30, 2012, was $5.6 billion and $20.2 billion.

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
SEGMENT REALIGNMENT
($ in millions)
(Unaudited)

	SEGMENT SALES[3]							SEGMENT OPERATING INCOME[3]
	2009	2010	2011	2011				2009	2010	2011	2011
	Total	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended
	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31
AS REPORTED[1]
Aerospace Systems	$10,419	$10,910	$10,458	$2,736	$2,592	$2,572	$2,558	$1,071	$1,256	$1,261	$301	$331	$304	$325
Electronic Systems	7,671	7,613	7,372	1,808	1,791	1,905	1,868	969	1,023	1,070	237	284	293	256
Information Systems	8,536	8,395	7,921	2,025	2,031	1,955	1,910	624	756	766	194	189	187	196
Technical Services	2,776	3,230	2,699	688	656	680	675	161	206	216	54	51	55	56
Intersegment Eliminations	(1,752)	(2,005)	(2,038)	(523)	(510)	(500)	(505)	(190)	(231)	(258)	(65)	(71)	(62)	(60)
Total	$27,650	$28,143	$26,412	$6,734	$6,560	$6,612	$6,506	$2,635	$3,010	$3,055	$721	$784	$777	$773
RECASTED AND REALIGNED[2]
Aerospace Systems	$9,877	$10,436	$9,964	$2,593	$2,473	$2,455	$2,443	$988	$1,213	$1,217	$287	$320	$295	$315
Electronic Systems	7,671	7,613	7,372	1,808	1,791	1,905	1,868	969	1,023	1,070	237	284	293	256
Information Systems	8,536	8,395	7,921	2,025	2,031	1,955	1,910	624	756	766	194	189	187	196
Technical Services	3,323	3,705	3,193	831	776	796	790	245	249	260	68	62	63	67
Intersegment Eliminations	(1,757)	(2,006)	(2,038)	(523)	(511)	(499)	(505)	(191)	(231)	(258)	(65)	(71)	(61)	(61)
Total	$27,650	$28,143	$26,412	$6,734	$6,560	$6,612	$6,506	$2,635	$3,010	$3,055	$721	$784	$777	$773

[1]	As reported are the amounts presented in the 2011 Form 10-K, filed February 8, 2012.

[2]
Recasted and realigned amounts for years 2009 through 2011, as well as the three month periods in 2011, to reflect the January 2012 transfer of the company's missile business (principally the ICBM program), previously reported in Aerospace Systems and transferred to Technical Services.

[3]	Management uses segment sales and segment operating income as internal measures of financial performance for the individual operating segments.

Northrop Grumman Reports Third Quarter 2012 Financial Results	15

Non-GAAP Financial Measures Disclosure: Today’s press release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this press release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Pension-adjusted diluted EPS from continuing operations: Diluted EPS from continuing operations excluding the after-tax net pension adjustment per share, as defined below. These per share amounts are provided for consistency and comparability of operating results. Management uses pension-adjusted diluted EPS from continuing operations, as reconciled in Table 1, as an internal measure of financial performance.
Cash provided by continuing operations before discretionary pension contributions: Cash provided by continuing operations before the after-tax impact of discretionary pension contributions. Cash provided by continuing operations before discretionary pension contributions has been provided for consistency and comparability of 2012 and 2011 financial performance and is reconciled in Table 2.
Free cash flow provided by continuing operations: Cash provided by continuing operations less capital expenditures (including outsourcing contract & related software costs). We use free cash flow from continuing operations as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow from continuing operations is reconciled in Table 2.
Free cash flow provided by continuing operations before discretionary pension contributions: Free cash flow from continuing operations before the after-tax impact of discretionary pension contributions. We use free cash flow from continuing operations before discretionary pension contributions as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow from continuing operations before discretionary pension contributions is reconciled in Table 2.
Net FAS/CAS pension adjustment: Pension expense determined in accordance with GAAP less pension expense allocated to the operating segments under U.S. Government Cost Accounting Standards (CAS). Net pension adjustment is presented in Table 1.
After-tax net pension adjustment per share: The per share impact of the net pension adjustment as defined above, after tax at the statutory rate of 35%, provided for consistency and comparability of 2012 and 2011 financial performance as presented in Table 1.
Pension-adjusted operating income: Operating income before net pension adjustment as reconciled in Table 1. Management uses pension-adjusted operating income as an internal measure of financial performance.
Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Management uses pension-adjusted operating margin rate, as reconciled in Table 1, as an internal measure of financial performance.
Segment operating income: Total earnings from our four segments including allocated pension expense recognized under CAS. Reconciling items to operating income are unallocated corporate expenses, including unallowable or unallocable portions of management and administration, legal, environmental, certain compensation and retiree benefits, and other expenses; net pension adjustment; and reversal of royalty income included in segment operating income. Management uses segment operating income, as reconciled in Table 3, as an internal measure of financial performance of our individual operating segments.
Segment operating margin rate: Segment operating income as defined above, divided by sales. Management uses segment operating margin rate, as reconciled in Table 3, as an internal measure of financial performance.
#

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media